Exhibit 99.1

RealD Inc. Reports First Quarter Fiscal Year 2015 Financial Results

–    Growth in Adjusted EBITDA of 43% year-over-year

–    Generated net income in excess of $5 million

–    China delivered year-over-year growth in license revenue of 83%

LOS ANGELES (August 5, 2014) - RealD Inc. (NYSE: RLD), a leading global licensor of 3D and other visual technologies, today announced financial results for its first quarter of fiscal 2015 ended June 30, 2014.

“The year is off to a strong start with RealD delivering meaningful improvements in our key profitability metrics,” commented Michael V. Lewis, Chairman and Chief Executive Officer of RealD. “Adjusted EBITDA increased 43% year-over-year and we generated net income in excess of $5 million. The improvement in profitability reflects our ongoing focus on effectively managing our cost base, in-line with our cost reduction plan implemented last year.  In addition, our more targeted theatre installation in key growth markets contributed to our strong results during the quarter. Looking ahead, we will continue to capitalize on expansion opportunities in our growth markets including China and Russia, maintain our prudent and disciplined approach to R&D investment and focus on increasing shareholder value.”

First Quarter Fiscal 2015 Financial Highlights

•                  Total revenue was $55.4 million, comprised of license revenue of $36.0 million and product and other revenue of $19.4 million.  For the first quarter of fiscal 2014, total revenue was $59.2 million, comprised of license revenue of $37.3 million and product and other revenue of $21.9 million.

•                  China license revenue represented 14% of total worldwide license revenue, up from 8% in the first fiscal quarter of 2014.

•                  GAAP net income attributable to common stockholders was $5.5 million, or $0.10 per share, compared to GAAP net loss attributable to common stockholders of $1.5 million, or $0.03 per diluted share, for the first quarter of fiscal 2014.

•                  Adjusted EBITDA was $22.9 million, compared to $16.0 million in the first quarter of fiscal 2014.

•                  Adjusted EBITDA is defined within the section of this press release entitled “Use of Non-GAAP Financial Measures,” which includes a reconciliation to its most comparable GAAP measure, net income (loss).

Cash Flows and Balance Sheet Highlights

•                  For the quarter ended June 30, 2014, cash flows from operating activities were $4.1 million and total capital expenditures were $5.4 million, resulting in negative free cash flow of $1.3 million.

•                  Free cash flow is defined within the section of this press release entitled “Use of Non-GAAP Financial Measures,” which includes a reconciliation to its most comparable GAAP measure, net cash provided by operating activities.

•                  As of June 30, 2014, cash and cash equivalents were $27.8 million and total debt was $35.4 million.

Key Metrics

•                  Estimated box office generated on RealD-enabled screens(1) for the first quarter of fiscal 2015 was $787 million ($387 million domestic, $400 million international).  In the first quarter of fiscal 2014, estimated box office generated on RealD-enabled screens was $838 million ($431 million domestic, $407 million international).

•                  Ten 3D films were released in the first quarter of fiscal 2015, compared to eight 3D films in the first quarter of fiscal 2014.  These figures reflect the number of 3D films released domestically during the periods.

•                  International markets generated 63% of license revenue and 34% of product and other revenue in the first quarter of fiscal 2015.

•                  As of June 30, 2014, RealD had deployed approximately 25,600 RealD-enabled screens, an increase of 9% from approximately 23,500 screens as of June 30, 2013, and an increase of 400 screens (50 domestic, 350 international), or 2%, from approximately 25,200 screens as of March 31, 2014.

•                  As of June 30, 2014, RealD had approximately 13,450 domestic screens at approximately 3,000 domestic theater locations and approximately 12,150 international screens at approximately 3,000 international theater locations.

(1)         Estimated domestic box office on RealD-enabled screens represents the estimated 3D box office generated on RealD-enabled domestic screens. Estimated international box office on RealD-enabled international screens is the estimated 3D box office generated on RealD-enabled international screens.  RealD’s estimates of box office on RealD-enabled screens rely on box office tracking data.  International box office reflects RealD’s estimates of international box office generated on RealD-enabled screens in 20 foreign countries where box office tracking is available.  RealD estimates these countries represent approximately 85% of RealD’s international license revenues.

3D Theatrical Release Schedule for Fiscal 2015

(As of August 5, 2014 — Domestic)

Fiscal Q2 2015	Film	Domestic Release Date
(ending 9/30/14)	Dawn of the Planet of the Apes	7/11/2014
	Planes: Fire & Rescue	7/18/2014
	Hercules	7/25/2014
	Guardians of The Galaxy	8/1/2014
	Step Up: All In	8/8/2014
	James Cameron’s Deepsea Challenge 3D	8/8/2014
	Teenage Mutant Ninja Turtles	8/8/2014
	Sin City: A Dame to Kill For	8/22/2014
	The Boxtrolls	9/26/2014

Fiscal Q3 2015	Film	Domestic Release Date
(ending 12/31/14)	Book of Life	10/17/2014
	Big Hero 6	11/7/2014
	The Penguins of Madagascar	11/26/2014
	Exodus: Gods and Kings	12/12/2014
	The Hobbit: The Battle of the Five Armies	12/17/2014

Fiscal Q4 2015	Film	Domestic Release Date
(ending 3/31/15)	Norm of the North	1/16/2015
	Jupiter Ascending	2/6/2015
	Seventh Son	2/6/2015
	The SpongeBob Movie: Sponge Out of Water	2/6/2015
	Home	3/27/2015

Fiscal Q1 2016	Film	Domestic Release Date
(ending 6/30/15)	Avengers: Age of Ultron	5/1/2015
	Mad Max: Fury Road	5/15/2015
	Tomorrowland	5/22/2015
	B.O.O.: Bureau of Otherworldly Operations	6/5/2015
	San Andreas	6/5/2015
	Jurassic World	6/12/2015
	Inside Out	6/19/2015
	The Fantastic Four	6/19/2015

Sources: Rentrak and imdb.com.

Conference Call Information

Members of RealD’s management will host a conference call to discuss RealD’s financial results for the first quarter of fiscal 2015, beginning at 4:30 pm ET (1:30 pm PT), today, August 5, 2014.  To access the call via telephone, interested parties should dial (855) 769-4820 (U.S.) or (407) 374-0083 (International) ten minutes prior to the start time and use conference ID 67201345.

The conference call will also be broadcast live over the Internet, hosted at the Investor Relations section of RealD’s website at www.reald.com.  An archived replay of the call will be available via webcast at www.reald.com or by dialing (855) 859-2056, or (404) 537-3406 for international callers. The conference ID for the telephone replay is 67201345.

Cautionary Note on Forward-Looking Statements

This press release includes forward-looking information and statements, including but not limited to: statements concerning anticipated future financial and operating performance; our expectations regarding demand for and acceptance of our technologies and our ability to successfully commercialize our technologies within a particular timeframe, if at all; RealD’s ability to continue to derive substantial revenue from the licensing of RealD’s 3D technologies for use in the motion picture industry; 3D motion picture releases and conversions scheduled for fiscal 2015 ending March 31, 2015 and beyond, their commercial success and consumer preferences, that, in recent periods, have trended in favor of 2D over 3D in some motion pictures in domestic and international markets; our ability to increase our revenues and the number of RealD-enabled screens in domestic and international markets and our market share; our ability to supply our solutions to our customers on a timely basis; RealD’s relationships with its exhibitor and studio partners and the business model for 3D eyewear in North America; the progress, timing and amount of expenses associated with RealD’s research and development activities; market and industry growth opportunities and trends in the market in which we operate, including growth in 3D content; our plans, strategies and expected opportunities; the deployment of and demand for our products and products incorporating our technologies; competitive pressures in domestic and international cinema markets impacting license and product revenues; and our ability to execute and achieve anticipated savings or other benefits from our cost reduction efforts.

These statements are based on our management’s current expectations and beliefs, as well as a number of assumptions concerning future events. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our management’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements.  RealD’s Annual Report on Form 10-K for the twelve months ended March 31, 2014 and other documents filed with the SEC include a more detailed discussion of the risks and uncertainties that may cause actual results to differ materially from the results discussed in the forward-looking statements.

RealD undertakes no obligation to update publicly the information contained in this press release, or any forward-looking statements, to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Measures

To supplement RealD’s financial statements presented on a GAAP basis, RealD provides Adjusted EBITDA and free cash flow as supplemental measures of its performance.  RealD defines Adjusted EBITDA as net income (loss) plus expenses for interest, income taxes, depreciation, amortization, impairment and stock-based compensation plus net foreign exchange loss (gain) plus expenses under RealD’s Credit Agreement for the non-U.S. GAAP category “restructuring charges, severance costs and reserves”.  RealD defines free cash flow as net cash provided by operating activities less total capital expenditures in a given period (e.g., purchases of cinema systems and property and equipment on a combined basis).

RealD presents Adjusted EBITDA in reporting its financial results to provide investors with additional tools to evaluate RealD’s operating results in a manner that focuses on what RealD’s management believes to be its ongoing business operations.  RealD presents free cash flow to provide investors a metric for our capacity to generate cash from our operating and investing activities to sustain our operating activities.  RealD’s management does not itself, nor does it suggest that investors should, consider any such Non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.  Adjusted EBITDA and free cash flow are used by management for planning purposes, including: the preparation of internal budgets, forecasts and strategic plans; in analyzing the effectiveness of business strategies; to evaluate potential acquisitions; in making compensation decisions; and in communications with its Board of Directors concerning financial performance. Because not all companies use identical calculations, RealD’s presentation of Adjusted EBITDA and free cash flow may not be comparable to similarly titled measures of other companies.  Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as tax and debt service payments.  Our definition of Adjusted EBITDA for financial reporting purposes aligns with the Adjusted EBITDA definition under our Credit Agreement.

About RealD Inc.

RealD is a leading global licensor of 3D and other visual technologies. RealD’s extensive intellectual property portfolio is used in applications that enable a premium viewing experience in the theater, the home and elsewhere. RealD licenses its RealD Cinema Systems to motion picture exhibitors that show 3D motion pictures and alternative 3D content. RealD also provides certain of its technologies and active and passive eyewear to consumer electronics manufacturers and content distributors and will continue to leverage its extensive intellectual property portfolio to develop additional revenue opportunities.

RealD was founded in 2003 and has offices in Beverly Hills, California; Boulder, Colorado; London, United Kingdom; Moscow, Russia; Shanghai, China; Hong Kong; Tokyo, Japan; and Rio de Janeiro, Brazil.  For more information, please visit our website at www.reald.com.

© 2014 RealD Inc.  All Rights Reserved.

Investor Contact:

Andrew Greenebaum / Laura Bainbridge

310-829-5400

investors@reald.com

Media Contact:

Will Hammond

424-702-4758

whammond@reald.com

RealD Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months ended
	June 30,	June 30,
	2014	2013

Revenue:
License	$35,973	$37,306
Product and other	19,406	21,913
Total revenue	55,379	59,219
Cost of revenue:
License	10,897	10,818
Product and other	14,499	20,220
Total cost of revenue	25,396	31,038
Gross profit	29,983	28,181
Operating expenses:
Research and development	3,790	5,544
Selling and marketing	5,791	7,338
General and administrative	12,344	14,422
Total operating expenses	21,925	27,304
Operating income	8,058	877
Interest expense, net	(430)	(489)
Other income (loss)	160	(209)
Income before income taxes	7,788	179
Income tax expense	2,287	1,715
Net income (loss)	5,501	(1,536)
Net (income) loss attributable to noncontrolling interest	—	2
Net income (loss) attributable to ReadID Inc. common stockholders	$5,501	$(1,534)

Earnings (loss) per common share:	$0.11	$(0.03)
Basic	$0.10	$(0.03)
Diluted

Shares used in computing earnings (loss) per common share:
Basic	49,671	49,588
Diluted	52,770	49,588

RealD Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	June 30,	March 31,
	2014	2014
	(unaudited)

Assets
Current assets:
Cash and cash equivalents	$27,841	$28,800
Accounts receivable, net	59,818	48,422
Inventories	7,807	9,109
Deferred costs — eyewear	713	149
Prepaid expenses and other current assets	4,834	5,197
Total current assets	101,013	91,677
Property and equipment, net	23,758	22,491
Cinema systems, net	100,355	106,735
Digital projectors, net-held for sale	—	57
Goodwill	10,657	10,657
Other intangibles, net	5,837	6,154
Deferred income taxes	4,571	4,571
Other assets	7,230	4,840
Total assets	$253,421	$247,182

Liabilities and equity
Current liabilities:
Accounts payable	$11,989	$12,470
Accrued expenses and other liabilities	20,505	21,896
Deferred revenue	7,046	8,143
Income taxes payable	1,351	1,790
Deferred income taxes	4,287	4,288
Current portion of Credit Agreement	7,460	12,500
Total current liabilities	52,638	61,087
Credit Agreement, net of current portion	27,975	23,750
Deferred revenue, net of current portion	5,649	6,465
Other long-term liabilities, customer deposits and virtual print fee liability	4,844	5,046
Total liabilities	91,106	96,348

Commitments and contingencies

Equity (deficit)
Common stock	358,894	352,913
Accumulated deficit	(196,262)	(201,763)
Accumulated other comprehensive income	261	262
Total RealD Inc. stockholders’ equity	162,893	151,412
Noncontrolling interest	(578)	(578)
Total equity	162,315	150,834

Total liabilities and equity	$253,421	$247,182

RealD Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended
	June 30,	June 30,
	2014	2013
Cash flows from operating activities
Net income (loss)	$5,501	$(1,536)
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
Depreciation and amortization	9,813	9,554
Deferred income tax	(1)	(1)
Non-cash interest expense	38	20
Non-cash stock compensation	3,971	4,645
Gain on sale of digital projectors	—	(18)
Loss on disposal of property and equipment	9	—
Impairment of long-lived assets and related purchase commitments	1,016	953
Changes in operating assets and liabilities:
Accounts receivable	(11,396)	(9,972)
Inventories	1,302	(3,839)
Prepaid expenses and other current assets	1,273	(2,018)
Deferred costs - eyewear	(564)	97
Other assets	(2,390)	172
Accounts payable	(468)	(4,637)
Accrued expenses and other liabilities	(1,429)	(399)
Other long-term liabilities, customer deposits and virtual print fee liability	(202)	744
Income taxes receivable/payable	(454)	535
Deferred revenue	(1,913)	(3,015)
Net cash provided (used) by operating activities	4,106	(8,715)

Cash flows from investing activities
Purchases of property and equipment	(2,632)	(1,636)
Purchases of cinema systems and related components	(2,799)	(8,428)
Proceeds from sale of property and equipments	67	—
Proceeds from sale of digital projectors	—	70
Net cash used in investing activities	(5,364)	(9,994)

Cash flows from financing activities
Repayments of long-term debt	—	—
Proceeds from credit facility	37,300	5,000
Repayments on credit facility	(38,115)	—
Payments of debt issuance costs	(895)	—
Proceeds from exercise of stock options	2,010	951
Net cash provided by financing activities	300	5,951
Effect of currency exchange rate changes on cash and cash equivalent	(1)	137
Net increase in cash and cash equivalents	(958)	(12,621)
Cash and cash equivalents, beginning of period	28,800	31,020
Cash and cash equivalents, end of period	$27,841	$18,399

RealD Inc.

Schedule of Non-GAAP Reconciliations

(In thousands)

(Unaudited)

Reconciliation of Adjusted EBITDA to Net Income (Loss)

	Three months ended
	June 30,	June 30,
(in thousands)	2014	2013

Net income (loss)	$5,501	$(1,536)
Add (deduct):
Interest expense, net	430	489
Income tax expense	2,287	1,715
Depreciation and amortization	9,813	9,554
Other (income) loss (1)	(160)	209
Share-based compensation expense (2)	3,971	4,645
Impairment of assets and intangibles (3)	1,016	951
Cost reduction plan (4)	71	—
Adjusted EBITDA (5)	$22,929	$16,027

(1)  Includes gains and losses from foreign currency exchange and foreign currency forward contracts.

(2)  Represents share-based compensation expense of nonstatutory and incentive stock options and restricted stock units and employee stock purchase plan to employees, officers and directors.

(3)  Represents impairment of long-lived assets, such as fixed assets, theatrical equipment and related purchase commitments and identifiable intangibles.

(4)  Expenses under RealD’s 2014 Credit Agreement with City National Bank for the non-U.S. GAAP category “restructuring charges, severance costs and reserves”.

(5)  As previously announced, RealD has modified its definition of Adjusted EBITDA for financial reporting purposes to align with the Adjusted EBITDA definition under RealD’s credit facility.

RealD Inc.

Schedule of Non-GAAP Reconciliations

(In thousands)

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three months ended
	June 30,	June 30,
(in thousands)	2014	2013

Net cash provided by operating activities	$4,106	$(8,715)
Purchases of property and equipment	(2,632)	(1,636)
Purchases of cinema systems and related	(2,799)	(8,428)
Free cash flow	$(1,325)	$(18,779)